                                                                 EXHIBIT 10.21

                             BASE CONTRACT FOR SHORT-TERM
                           SALE AND PURCHASE OF NATURAL GAS

This Base Contract is entered into as of the following date: April 1, 1999 The parties to this Base Contract are the following:

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
Pennaco Energy                                                         and  Interenergy Resources Corporation
1050 17th Street, Suite 700, Denver, Colorado  80285                        500 Dallas, Suite 500, Houston, Texas  77002
Duns #01-963-5270                                                           Duns #87-653-4918
Contract #_______________________________________                           Contract #37-001128
Attn:  Brian Day, Mercator Energy, 600 17th St., #600S, Denver, CO 80202    Attn:  Contract Administration
Phone:  303-825-1100         Fax:  303-825-2300                             Phone:  713-369-9000          Fax:  713-369-8824
Federal Tax ID Number:   88-0384598                                         Federal Tax ID Number:  84-1213770

Invoices and Payments:

Pennaco Energy                                                              Interenergy Resources Corporation
1050 17th Street, Suite 700, Denver, Colorado  80285                        500 Dallas, Suite 500, Houston, Texas  77002
Attn:  Glen C. Warren, Jr.                                                  Attn:  Interenergy Gas Accounting
Phone:  303-629-6700         Fax:  303-629-0915                             Phone:  713-369-9000          Fax:  713-369-8965
Wire Transfer or ACH Nos. (if applicable) Wells Fargo Bank,
Denver, CO                                                                  Wire Transfer or ACH Nos.: Chase Manhattan Bank NY, NY
12100-0248, Acct# *********                                                 Acct of KN Energy, Inc., ABA #021000021 A/C#********

This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Short-Term Sale and Purchase of Natural Gas published by the Gas Industry Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions (SELECT ONLY ONE FROM
EACH BOX, BUT SEE "NOTE" RELATING TO SECTION 2.24):

SECTION 1.2            |X| Oral                                       SECTION 6.   |X| Buyer Pays At and After Delivery Point
Transaction Procedure  |_| Written                                    Taxes        |_| Seller Pays Before and At Delivery Point
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SECTION 2.4            |X| 2 Business Days after receipt (default)    SECTION 7.2  25th date of Month following Month of Delivery
Confirm Deadline       |_| Business Days after receipt                Payment Date
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SECTION 2.5            |_| Seller                                     SECTION 7.2  |X| Wire Transfer (WT) or
Confirming Party       |_| Buyer                                      Method of    |X| Automated Clearinghouse (ACH)
                       |X| Interenergy Resources Corp.                Payment      |_| Check
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SECTION 3.2            |X| Cover Standard
Performance Obl.       |_| Spot Price Standard

NOTE:    THE FOLLOWING SPOT PRICE PUBLICATION APPLIES TO BOTH OF THE
         IMMEDIATELY PRECEDING STANDARDS AND MUST BE FILLED IN
         AFTER A STANDARD IS SELECTED.

SECTION 2.24                                                          SECTION 13.5
Spot Price Publication:  Gas Daily                                    CHOICE OF LAW:  Texas
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|X| SPECIAL PROVISIONS:  (1) Payment in Section 7.2 will be by electronic funds transfer (EFT), which includes either payment by wire transfer or by Automated Clearinghouse (ACH). (2) In lieu of the references to Imbalance Charges responsibility in Sections
11.1 and 11.3, any Imbalance Charges incurred as a result of a Force Majeure event shall be resolved and payment responsibility agreed to by the parties at the time of the event. (3) The parties hereby consent to the tape recording of telephone conversations in which agreement to a Transaction is reached.  Any such tape recording will be deemed a "writing" and "signed" by the parties for purposes of Section 2-201(1) of the Uniform Commercial Code and may be introduced into a legal proceeding as evidence to prove the fact or terms of a Transaction.
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

IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.
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
PENNACO ENERGY: /s/ PAUL M. RADY                    INTERENERGY RESOURCES CORPORATION
                ---------------------------------
By: PAUL M. RADY                                    By: ROBERT COX
    ---------------------------------------------       --------------------------------
Title: PRESIDENT/CEO                                Title: REGIONAL VICE PRESIDENT
       ------------------------------------------          --------------------------------
---------------------

******        This portion of the agreement has been omitted pursuant to a confidential treatment request that has been filed with the Securities and Exchange Commission.

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DISCLAIMER:  The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. This Contract is intended for Interruptible transactions or Firm transactions of one month or less and may not be suitable for Firm transactions of longer than one month. Further, GISB does not mandate the use of this Contract by any party. GISB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO GISB'S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT GISB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL GISB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.
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                          GENERAL TERMS AND CONDITIONS
                          BASE CONTRACT FOR SHORT-TERM
                        SALE AND PURCHASE OF NATURAL GAS

SECTION 1.   PURPOSE AND PROCEDURES

1.1 These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. "Buyer" refers to the party receiving Gas and "Seller" refers to the party delivering Gas.


THE PARTIES HAVE SELECTED EITHER THE "ORAL" VERSION OR THE "WRITTEN" VERSION OF TRANSACTION PROCEDURES AS INDICATED ON THE BASE CONTRACT.
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ORAL TRANSACTION PROCEDURE:
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1.2 The parties will use the following Transaction Confirmation procedure. Any
Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a "writing" and to have been "signed". Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party.
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WRITTEN TRANSACTION PROCEDURE:
-------------------------------------------------------------------------------
1.2 The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business
Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of non-conflicting
Transaction Confirmation or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.

1.3 If a sending party's Transaction Confirmation is materially different from the receiving party's understanding of the agreement referred to in
Section 1.2, such receiving party shall notify the sending party via facsimile by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party's agreement to the terms of the transaction described in the sending party's Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. The entire agreement between the parties shall be those provisions contained in both the Base Contract and any effective Transaction Confirmation. In the event of a conflict among the terms of (i) a Transaction Confirmation, (ii) the Base Contract, and (iii) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.

SECTION 2.   DEFINITIONS

2.1 "Base Contract" shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein.

2.2 "British thermal unit" or "Btu" shall have the meaning ascribed to it by the Receiving Transporter.

2.3 "Business Day" shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.

2.4 "Confirm Deadline" shall mean 5:00 p.m. in the receiving party's time zone on the second Business Day following the Day a Transaction Confirmation is received, or if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party's time zone, it shall be deemed received at the opening of the next Business Day.

2.5 "Confirming Party" shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.

2.6    "Contract" shall mean the legally-binding relationship established by
(i) the Base Contract and (ii) the provisions contained in any effective Transaction Confirmation.

2.7 "Contract Price" shall mean the amount expressed in U.S. Dollars per MMBtu, as evidenced by the Contract Price on the Transaction Confirmation.

2.8 "Contract Quantity" shall mean the quantity of Gas to be delivered and taken as set forth in the Transaction Confirmation.

2.9 "Cover Standard", if applicable, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the non-defaulting party shall use commercially reasonable efforts to obtain Gas or alternate fuels, or sell Gas, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the defaulting party; the immediacy of the Buyer's Gas consumption needs or Seller's Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the defaulting party.

2.10 "Day" shall mean a period of 24 consecutive hours, coextensive with a "day" as defined by the Receiving Transporter in a particular transaction.

2.11 "Delivery Period" shall be the period during which deliveries are to be made as set forth in the Transaction Confirmation.

2.12 "Delivery Point(s)" shall mean such point(s) as are mutually agreed upon between Seller and Buyer as set forth in the Transaction Confirmation.

2.13 "EDI" shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.

2.14 "EFP" shall mean the purchase, sale or exchange of natural Gas as the "physical" side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of "Firm".

2.15 "Firm" shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

2.16 "Gas" shall mean any mixture of hydrocarbons and non-combustible gases in a gaseous state consisting primarily of methane.

2.17 "Imbalance Charges" shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

2.18 "Interruptible" shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

2.19 "MMBtu" shall mean one million British thermal units which is equivalent to one dekatherm.

2.20 "Month" shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

2.21 "Payment Date" shall mean a date, selected by the parties in the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

2.22 "Receiving Transporter" shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.

2.23 "Scheduled Gas" shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.

2.24 "Spot Price" as referred in Section 3.2 shall mean the price listed in the publication specified by the parties in the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

2.25 "Transaction Confirmation" shall mean the document, substantially in the form of Exhibit A, setting forth the terms of a purchase and sale transaction formed pursuant to Section 1 for a particular Delivery Period.

2.26 "Transporter(s)" shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular Transaction Confirmation.

SECTION 3.   PERFORMANCE OBLIGATION

3.1 Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as specified in the Transaction Confirmation.

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THE PARTIES HAVE SELECTED THE "COVER STANDARD" VERSION OR THE "SPOT PRICE
STANDARD" VERSION AS INDICATED ON THE BASE CONTRACT.
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COVER STANDARD:
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3.2    In addition to any liability for Imbalance Charges, which shall not be recovered twice by the following remedy, the exclusive and sole remedy of the parties in the event of a breach of a Firm obligation shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard for replacement Gas or alternative fuels and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the exclusive and sole remedy of the non-breaching party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery
Point, multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such Day(s).
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SPOT PRICE STANDARD:
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3.2    In addition to any liability for Imbalance Charges, which shall not be recovered twice by the following remedy, the exclusive and sole remedy of the parties in the event of a breach of a Firm obligation shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot
Price from the Contract Price.
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       EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, IN NO EVENT WILL
EITHER PARTY BE LIABLE UNDER THIS CONTRACT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.

SECTION 4.   TRANSPORTATION, NOMINATIONS AND IMBALANCES

4.1 Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s) and for delivering such Gas at a pressure sufficient to effect such delivery but not to exceed the maximum operating pressure of the Receiving Transporter. Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).

4.2 The parties shall coordinate their nomination activities giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

4.3 The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer's actions or inactions (which shall include, but shall not be limited to, Buyer's failure to accept quantities of Gas equal to the Scheduled Gas), then Buyer shall pay for such Imbalance Charges, or reimburse Seller for such Imbalance Charges paid by Seller to the Transporter. If the Imbalance Charges were incurred as a result of Seller's actions or inactions (which shall include, but not be limited to, Seller's failure to deliver quantities of Gas equal to the Scheduled Gas), then Seller shall pay for such Imbalance Charges, or reimburse Buyer for such Imbalance Charges paid by Buyer to the Transporter.

SECTION 5.  QUALITY AND MEASUREMENT

All Gas delivered by Seller shall meet the quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measure of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

SECTION 6.   TAXES

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THE PARTIES HAVE SELECTED EITHER THE "BUYER PAYS AT AND AFTER DELIVERY POINT"
VERSION OR THE "SELLER PAYS BEFORE AND AT DELIVERY POINT" VERSION AS INDICATED ON THE BASE CONTRACT.
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BUYER PAYS AT AND AFTER DELIVERY POINT:
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Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
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SELLER PAYS BEFORE AND AT DELIVERY POINT:
------------------------------------------------------------------------------
Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes which are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
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SECTION 7.   BILLING, PAYMENT AND AUDIT

7.1 Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month's billing or as soon thereafter as actual delivery information is available.

7.2 Buyer shall remit the amount due in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. If Buyer fails to remit the full amount payable by it when due, interest on the unpaid portion shall accrue at a rate equal to the lower of (i) the then-effective prime rate of interest published under "Money Rates" by The Wall Street Journal, plus two percent per annum from the date due until the date of payment; or (ii) the maximum applicable lawful interest rate. If Buyer, in good faith, disputes the amount of any such statement or any part thereof, Buyer will pay to Seller such amount as it concedes to be correct; provided, however, if Buyer disputes the amount due, Buyer must provide supporting documentation acceptable in industry practice to support the amount paid or disputed.

7.3 In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with Section 7.2 above.

7.4 A party shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine the books and records of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This examination right shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate unless objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 days of notice and substantiation of such inaccuracy.

SECTION 8.  TITLE, WARRANTY AND INDEMNITY

8.1 Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and assume any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

8.2 Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims.

8.3 Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including attorneys' fees and costs of court ("Claims"), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

8.4 Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.

SECTION 9.   NOTICES

9.1 All Transaction Confirmations, invoices, payments and other communications made pursuant to the Base Contract ("Notices") shall be made to the addresses specified in writing by the respective parties from time to time.

9.2 All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

9.3 Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party's receipt of its facsimile machine's confirmation of successful transmission, if the day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered two Business Days after mailing.

SECTION 10.   FINANCIAL RESPONSIBILITY

10.1 When reasonable grounds for insecurity of payment or title to the Gas arise, either party may demand adequate assurance of performance. Adequate assurance shall mean sufficient security in the form and for the term reasonably specified by the party demanding assurance, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to the demanding party or a performance bond or guarantee by a creditworthy entity. In the event either party shall (i) make an assignment or any general arrangement for the benefit of creditors; (ii) default in the payment obligation to the other party; (iii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iv) otherwise become bankrupt or insolvent (however evidenced); or (v) be unable to pay its debts as they fall due; then the other party shall have the right to either withhold and/or suspend deliveries or payment, or terminate the Contract without prior notice, in addition to any and all other remedies available hereunder. Seller may immediately suspend deliveries to Buyer hereunder in the event Buyer has not paid any amount due Seller hereunder on or before the second day following the date such payment is due.

10.2 Each party reserves to itself all rights, set-offs, counterclaims, and other defenses which it is or may be entitled to arising from the Contract.

SECTION 11.   FORCE MAJEURE

11.1   Except with regard to a party's obligation to make payment due under
Section 7 and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term "Force Majeure" as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.

11.2 Force Majeure shall include but not be limited to the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe;
(ii) weather-related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe;
(iii) interruption of firm transportation and/or storage by Transporters;
(iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.

11.3 Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary firm transportation unless primary, in-path, firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.

11.4 Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be entirely within the sole discretion of the party experiencing such disturbance.

11.5 The party whose performance is prevented by Force Majeure must provide notice to the other party. Initial notice may be given orally; however, written notification with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written notification of Force Majeure to the other party, the affected party will be relieved of its obligation to make or accept delivery of Gas as applicable to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

SECTION 12.   TERM

This Contract may be terminated on 30 days' written notice, but shall remain in effect until the expiration of the latest Delivery Period of any Transaction Confirmation(s). The rights of either party pursuant to Section 7.4, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any Transaction Confirmation.

SECTION 13.   MISCELLANEOUS

13.1 This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld or delayed; provided, either party may transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any transfer and assumption, the transferor shall not be relieved of or discharged from any obligations hereunder.

13.2 If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

13.3 No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.

13.4 This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective Transaction Confirmation(s). This Contract may be amended only by a writing executed by both parties.

13.5 The interpretation and performance of this Contract shall be governed by the laws of the state specified by the parties in the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.

13.6 This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any Federal, State or local governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or Transaction Confirmation or any provisions thereof.

13.7   There is no third party beneficiary to this Contract.

13.8 Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

                              TRANSACTION CONFIRMATION             EXHIBIT A
                               FOR IMMEDIATE DELIVERY

          [Letterhead/Logo]                  Date:                            , 199
                                                  ----------------------------     ---
                                             Transaction Confirmation #:
                                                                        ---------------

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated ______________________. The terms of this Transaction
Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.
---------------------------------------------------------------------------------------
SELLER:                                      BUYER:


-----------------------------------------    ------------------------------------------
-----------------------------------------    ------------------------------------------
-----------------------------------------    ------------------------------------------
Attn:                                        Attn:
     ------------------------------------         -------------------------------------
Phone:                                       Phone:
     ------------------------------------         -------------------------------------
Fax:                                         Fax:
     ------------------------------------         -------------------------------------
Base Contract No.                            Base Contract No.
                 ------------------------                     -------------------------
Transporter:                                 Transporter:
            -----------------------------                ------------------------------
Transporter Contract Number:                 Transporter Contract Number:
                            -------------                                --------------
---------------------------------------------------------------------------------------
Contract Price:  $_______________   /MMBtu or _________________________________________
---------------------------------------------------------------------------------------
Delivery Period:  Begin: _______________, 199_                End: ___________, 199_
---------------------------------------------------------------------------------------
PERFORMANCE OBLIGATION AND CONTRACT QUANTITY:  (Select One)
---------------------------------------------------------------------------------------
FIRM (FIXED QUANTITY):           FIRM (VARIABLE QUANTITY):       INTERRUPTIBLE:


________ MMBtus/day              ________ MMBtus/day Minimum      Up to ___ MMBtus/day

|_|   EFP                        ________ MMBtus/day Maximum

                                 subject to Section 4.2 at election of
                                 |_|  Buyer  or  |_|  Seller

-----------------------------------------------------------------------------------------------
DELIVERY POINT(S):
                  -----------------------------------------------------------------------------
(If a pooling point is used, list a specific geographic and pipeline location):
                                                                               ----------------
-----------------------------------------------------------------------------------------------
SPECIAL CONDITIONS:



-----------------------------------------------------------------------------------------------
Seller:                                                Seller:
       ---------------------------                            ---------------------------------
By:                                                    By:
   -------------------------------                        -------------------------------------
Title:                                                 Title:
      ----------------------------                           ----------------------------------
Date:                                                  Date:
     -----------------------------                          -----------------------------------

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------